UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2013
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 15, 2013, Commerce Bancshares, Inc. (“Commerce”) and Summit Bancshares Inc. (“Summit”) announced that they entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Summit will be merged with and into CBI-Kansas, Inc., a wholly-owned subsidiary of Commerce (the “Merger”). Commerce expects that immediately after the consummation of the Merger, Summit Bank, a wholly-owned subsidiary of Summit, would be merged with and into Commerce Bank, a wholly-owned subsidiary of CBI-Kansas, Inc.
Under the terms of the Merger Agreement, Commerce will issue shares of Commerce common stock for all outstanding shares of Summit. The total consideration value is estimated to be approximately $40,600,000. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of Summit.
A copy of the joint press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Important Additional Information About the Merger

Commerce intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which will contain the prospectus of Commerce relating to the shares to be issued in the Merger and the proxy statement of Summit relating to a Special Meeting of Shareholders, at which the Merger Agreement will be considered and voted upon by Summit's shareholders, as well as other relevant documents concerning the Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will also be able to obtain the Form S-4 Registration Statement, including the exhibits filed therewith, free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may also obtain documents filed with the SEC by Commerce free of charge at the Investor Relations Section of Commerce's website at www.commercebank.com, or by requesting them in writing from Commerce Bancshares, Inc., 1000 Walnut, 16th Floor, Kansas City, MO 64106: Attn: James L. Swarts, Esq.
Commerce, Summit and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Summit in connection with the Merger. Information about such directors and executive officers and their ownership of Summit common stock will be included in the proxy statement/prospectus described above. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
Forward-Looking Statements
This report may contain “forward-looking statements” that are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the future financial results and performance of Commerce. This could cause results or performance to differ materially from those expressed in the forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates”, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in this report and our most recent annual report on Form 10-K, as well as any changes in risk factors identified in quarterly or other reports filed with the SEC. Forward-looking statements speak only as of the date they are made. Commerce does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events. With respect to statements regarding the consummation of the merger transaction, such possible events or factors include: the risk that business will suffer due to uncertainties caused by the announcement of the transaction, the risk that regulatory and shareholder approvals necessary to consummate the transaction cannot be obtained, as well as the risk that the transaction will not close for other reasons. With respect to Commerce's business generally, such possible events or factors include: changes in economic conditions in Commerce's market area, changes in policies by regulatory agencies, governmental legislation and regulation, fluctuations in interest rates, changes in liquidity requirements, demand for loans in Commerce's market area, failure of litigation settlement agreements to become final in accordance with their terms, and competition with other entities that offer financial services.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits
99.1 Joint Press Release dated May 15, 2013 announcing execution of the Merger Agreement.
99.2 Agreement and Plan of Merger, dated as of May 15, 2013 among Commerce Bancshares, Inc., CBI-Kansas, Inc. and Summit Bancshares Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

By: /s/ Jeffery D. Aberdeen
                         Jeffery D. Aberdeen
                         Controller
                         (Chief Accounting Officer)

Date: May 16, 2013